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                                                                    EXHIBIT 10.3



                               AMENDMENT NO. 1 TO
                         VANS, INC. EMPLOYMENT AGREEMENT

        THIS AMENDMENT NO. 1 TO VANS, INC. EMPLOYMENT AGREEMENT (the "Amendment") is hereby entered into by and between Vans, Inc., a Delaware corporation ("Vans"), and Stephen M. Murray ("Employee") as of June 1, 2002, with reference to the following facts:

               A. Vans and Employee are parties to an Employment Agreement dated as of July 1, 1999 (the "Employment Agreement").

               B. On May 29, 2002, the Compensation Committee of the Board of Directors of Vans: (i) approved a proposal to amend certain provisions of the employment agreements of senior executives of the Company in recognition of their lengthy and meritorious service to the Company (the "Senior Executives"), and (ii) authorized and directed the officers of the Company to execute and deliver such amendments.

               C. Employee is a Senior Executive.

        NOW, THEREFORE, the parties hereto agree as follows:

               1. Amendments to the Employment Agreement. Sections 11.4 and 11.5 of the Employment Agreement are hereby deleted in their entirety and the following new Sections are substituted therefor:

                      "11.4 Severance Compensation. In the event (i) Employee terminates this Agreement for Good Reason in accordance with Paragraph 11.3 hereof; or (ii) Employee is terminated without Cause, the Company shall be obligated to pay severance compensation to Employee in an amount equal to his salary compensation (at the rate payable at the time of such termination) for a period of six months. In the event Employee is terminated without Cause, or terminates this Agreement for Good Reason, within three (3) years of a "Change in Management or Control" (as such term is defined in Paragraph 11.5 hereof), the Company shall be obligated to pay severance compensation to Employee in an amount equal to 2.99 times the sum of (a) Employee's then current salary compensation, plus (b) the highest amount of bonus earned by Employee in any fiscal year during the three fiscal years prior to the Change in Management or Control, or in any fiscal year in the three-year period immediately prior to the date of this Agreement, and such severance compensation shall be "grossed up" for all federal and state taxes payable thereon. Employee shall have the option, in his sole discretion, to receive such severance compensation in one lump sum. In addition to the foregoing severance compensation, the Company shall also pay Employee (i) all compensation for services rendered hereunder and not previously paid; (ii) accrued vacation pay; and (iii) any appropriate business expenses



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incurred by Employee in connection with his duties hereunder and approved pursuant to Section 4 hereof, all through the date of termination.

                      "11.5 Definition of Change in Management or Control. The term `Change in Management or Control' means the occurrence, in a single transaction or in a series of related transactions, of (i) a merger, consolidation or similar transaction involving (directly or indirectly) the Company and, immediately after the consummation of such merger, consolidation or similar transaction, the stockholders of the Company immediately prior thereto do not own, directly or indirectly, outstanding voting securities representing more than fifty percent (50%) of the combined outstanding voting power of the surviving entity in such merger, consolidation or similar transaction or more than fifty percent (50%) of the combined outstanding voting power of the parent of the surviving entity in such merger, consolidation or similar transaction;
(ii) a sale, lease, license or other disposition of all or substantially all of the consolidated assets of the Company and its subsidiaries, other than a sale, lease, license or other disposition of all or substantially all of the consolidated assets of the Company and its subsidiaries to an entity, of more than fifty percent (50%) of the combined voting power of the voting securities of which are owned by stockholders of the Company in substantially the same proportions as their ownership of the Company immediately prior to such sale, lease, license or other disposition; or (iii) the acquisition by any Person (other than any employee benefit plan, or related trust, sponsored or maintained by the Company) as Beneficial Owner (as `Person' and `Beneficial Owner' are defined in the Securities Exchange Act of 1934, as amended, or the rules and regulations thereunder), directly or indirectly, of securities of the Company representing 20 percent (20%) or more of the total voting power represented by the Company's then outstanding voting securities."

               2. No Further Amendments. Except as specifically provided in this Amendment, the Employment Agreement shall remain unmodified and in full force and effect.

        IN WITNESS WHEREOF, the parties hereto have executed this Amendment as of June 1, 2002.


VANS:                                      EMPLOYEE:

Vans, Inc., a Delaware corporation

By: /s/ Gary H. Schoenfeld                        /s/ Stephen M. Murray
    ------------------------------         -------------------------------------
                                                    Stephen M. Murray
Title: President and Chief Executive Officer